SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2002

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway
Bothell, Washington 98011
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (425) 415-6847

Item 5. Other Events.

        Microvision, Inc. (the "Company") is offering an aggregate of 937,500 shares of the Company's common stock, no par value per share (the "Common Stock") for $3.20 per share and warrants exercisable for an aggregate of 234,375 shares of the Company's Common Stock at $4.80 per share. 189,000 shares of Common Stock and warrants exercisable for 47,250 shares of Common Stock are covered by the Company's Registration Statement on Form S-3 registration no. 333-69652 and 748,500 shares of Common Stock and warrants exercisable for 187,125 shares of Common Stock are covered by the Company's Registration Statement on Form S-3 registration no. 333-76432. The purpose of this Current Report is to file the form of Warrant, legal opinion, form of Stock Purchase Agreement, agreement with Olympus Securities LLC and Press Release.

Item 7. Financial Statements and Exhibits.

        c)    Exhibits.

4.1	Form of Warrant
5.1	Legal Opinion
10.1	Form of Stock Purchase Agreement
10.2	Agreement with Olympus Securities LLC dated July 22, 2002
23.1	Consent of Stoel Rives LLP (see Exhibit 5.1)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:
/s/ Richard F. Rutkowski Richard F. Rutkowski President and Chief Executive Officer

Date: July 22, 2002

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